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                      DISTRIBUTION AGREEMENT

This Agreement is made as of March __, 1996, by and between IDS
Certificate Company, a Delaware corporation (the "Company"), and
American Express Service Corporation, a Delaware corporation
("American Express").

I.  SOLICITATION OF APPLICATIONS

     (1) During the term of this Agreement, American Express and persons designated by it shall have the exclusive right to solicit applications for and to distribute the IDS Stock Market Certificate issued by the
          Company and other such Certificates issues by the Company as the parties hereto shall agree (the "Certificates").

     (2) American Express will use its best efforts to solicit or cause the solicitation of applications for the Certificates currently issued by the Company.

     (3) American Express agrees that all applications for the Certificates shall be made in writing on forms acceptable to the Company. Every application shall be subject to acceptance or rejection by the Company according to the terms thereof. American Express shall promptly remit to the Company the payment tendered with each application, such payment to be in conformity with the provisions of the Certificate for which such application is made.

     (4) The Certificates shall not be offered by either American Express or the Company under any of the provisions of this Agreement and no application for the purchase or sale of the Certificates hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933 (the "1933 Act") or if and so long as a current prospectus as required by
          Section 5(b)(2) of the 1933 Act is not on file with the Securities and Exchange Commission (the "SEC"); provided, however, that nothing contained in this paragraph I(4) shall in any way restrict or have an application to or bearing upon the Company's obligation to comply with any withdrawal request from any Certificate owner in accordance with the provisions of the Company's prospectus or articles of incorporation.

II.  COMPANY'S RESPONSIBILITY

     The Company shall make prompt and reasonable effort to do any and all things necessary in its reasonable opinion or in the reasonable opinion of American Express in connection with the offer and sale of the Certificates and the performance of any of the provisions of this Agreement, including by not limited to the preparation and filing of registration statements,
     accounting statements (audited and unaudited), pamphlets,
     prospectuses, literature and any other data about the Company, its records or business, in such detail and in such form (with
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     such signatures and opinions) as legally required or as
     reasonably requested by American Express.

III.  ALLOCATION OF EXPENSES

     (1)  American Express shall pay:

          (a) All registration or qualification fees or other sums required by law to be paid in connection with any registration or qualification of the Company and the Certificates, and the renewal, continuation, extension or amendment thereof, in order legally to offer, to sell or to continue the sale of the Certificates in such federal, state or other jurisdictions as American Express may from time to time designate.

          (b) All fees, expenses and disbursements of counsel and others in connection with all such registrations or qualifications of the Company and the Certificates.

          (c) All fees, charges, expenses or other sums paid or incurred in connection with the registration or qualification of the Company, for the Certificates, as a foreign corporation or for the purpose of enabling the Company to do business in any federal, state or other jurisdiction as American Express may from time to time designate.

          (d) All costs of advertising the Certificates and the Company with regard to the Certificates.

          (e) All costs and expenses of filing, recording, preparing and printing statements, records, circulars, pamphlets, applications, prospectuses, annual reports, certificates and other documents or materials also necessary or desirable in connection with the registration or qualification described in sub-paragraph (a) hereof or in connection with the offer or sale of the Certificates.

          (f) All costs and expenses of internal auditing and accounting, and maintaining and preparing original accounting records and reports arising in connection with the Company's offer and sale of the Certificates.

          (g) All other costs and expenses in connection with the offer and sale of the Certificates by American Express pursuant to the provisions of this Agreement, including the acceptance of applications and the establishment of original certificate owners' records.

     (2)  Except as hereinbefore provided, the Company agrees to pay fees and expenses for services provided to the
          Company at its request, or by requirement, by attorneys
          and other professional consultants who are not officers
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          or employees of American Express, American Express Travel
          Related Services Company, Inc. or American Express
          Company.

IV.  COMPENSATION

     The Company shall pay American Express and American Express accepts in full payment for its services under this Agreement, the following distribution fees.

     (a) A distribution fee as disclosed in the Certificate prospectus or prospectuses.

          Up to 100% of the distribution fee paid may be refunded to the Company if the Certificate is surrendered for cash within the first twenty four months from the date of acceptance by the Company. The amount of the refund, if any, shall be mutually agreed upon between the Company and American Express from time to time.

V.  REPRESENTATIONS AND WARRANTIES

     The Company represents to American Express that all registration statements and prospectuses filed by the Company with the SEC under the 1933 Act and the Investment Company Act of 1940 (the "1940 Act") with respect to the Certificates have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus filed by the Company with the SEC and any amendments and supplements thereto which at any time shall have been filed by the Company with the SEC. The Company represents and warrants to American Express that any registration statement and prospectus, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement or prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Certificate. American Express may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of American Express' counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from American Express to do so, American Express may, at its option, terminate this Agreement. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving
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     American Express reasonable notice thereof in advance;
     provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

     American Express represents and warrants that American Express is a securities broker/dealer registered with the SEC and with any jurisdiction in which it is required to be registered and a member in good standing of the National Association of Securities Dealers, Inc. and agrees to comply with all state and federal laws, rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., including specifically Article III, Section 26 thereof. American Express likewise agrees that it will not offer to sell the Certificates in any state or other jurisdiction in which they may not lawfully be offered for sale.

VI.  INDEMNIFICATION

     (1)  The Company authorizes American Express and any dealers with whom American Express has entered into dealer
          agreements to use any current prospectus furnished by the Company from time to time, in connection with the sale of the Certificates.  The Company agrees to indemnify,
          defend and hold American Express, its several officers
          and directors, and any person who controls American
          Express within the meaning of Section 15 of the 1933 Act,
          free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which American Express, its officers and directors, or any such controlling person, may incur
          under the 1933 Act, the 1940 Act or common law or
          otherwise, arising out of or based upon any untrue
          statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus, or arising out of or based upon any omission
          or alleged omission to state a material fact required to
          be stated in any registration statement or any
          prospectus, or necessary to make the statements in any of
          them not misleading; provided, however, that the
          Company's agreement to indemnify American Express, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands,
          liabilities or expenses (including the cost of
          investigating or defending such claims, demands or
          liabilities and any counsel fees incurred in connection therewith) arising out of or based upon any statements or representations made by American Express or its representatives or agents other than such statements and representations as are contained in any registration statement or prospectus and in such financial and other statements as are furnished to American Express pursuant
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          to Section II hereof and as are current at the time of
          such statements and representations; and further provided that the Company's agreement to indemnify American
          Express and the Company's representations and warranties hereinbefore set forth in Section V shall not be deemed to cover any liability to the Company or its shareholders or certificate owners to which American Express would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or negligence in the performance of its duties, or by reason of American
          Express' reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify American Express, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Company's being notified of any action brought against American Express, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal office in Minneapolis, Minnesota, and sent to the Company by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Company of any such action shall not relieve the Company from any liability that the Company may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Company's indemnity agreement contained in this paragraph VI(1).
          The Company's indemnification agreement contained in this paragraph VI(1) (except so far as such indemnification agreement is expressly limited as set forth herein) and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of American Express, its officers and directors, or any controlling person, and shall survive the delivery of any Certificates. This agreement of indemnity will inure exclusively to American Express' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees to notify American Express promptly of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of the Certificates.

     (2) American Express agrees to indemnify, defend and hold the Company, its several officers and directors, and any person who controls the Company within the meaning of
          Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Company, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent
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          that such liability or expense incurred by the Company,
          its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by American Express to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by American Express to the Company and required to be stated in such answers or necessary to make such information not misleading. American Express' agreement to indemnify the Company, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon American Express' being notified of any action brought against the Company, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to American Express at its principal office in New York, New York and sent to American Express by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify American Express of any action shall not relieve American Express from any liability that American Express may have to the Company, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of American Express' indemnity agreement contained in this paragraph VI(2). American Express agrees to notify the Company promptly of the commencement of any litigation or proceedings against American Express or any of its officers or directors in connection with the issuance and sale of the Certificate.

     (3)  In case any action shall be brought against any
          indemnified party under paragraph VI(1) or VI(2), and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in
          connection with the defense thereof other than (a)
          reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if
          (i) the indemnifying party and the indemnified party
          shall have agreed to the retention of such counsel or
          (ii) the indemnified party shall have concluded
          reasonably that representation of the indemnifying party
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          and the indemnified party by the same counsel would be
          inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

VII.  MISCELLANEOUS

     (1) American Express for all purposes herein shall be deemed to be an independent contractor, and except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

     (2) American Express shall use no advertisement or sales literature for the Certificate without prior approval by the Company. American Express shall submit any advertisement or sales literature for the Certificate to the Company for its prior review and approval, which approval shall not be unreasonably withheld.

     (3) American Express shall be free to render to other persons, firms and corporations services similar or dissimilar to those herein described.

     (4) Neither this Agreement, nor any transaction performed pursuant to this Agreement shall be invalidated or in any way affected by the fact that directors, officers and agents of the Company are or may be interested in American Express, American Express Travel Related Services Company, Inc. or American Express Company, in such capacities or otherwise; that directors, officers, stockholders or agents of American Express, American Express Travel Related Services Company, Inc. or American Express Company, are or may be interested in the Company as directors, officers or otherwise; that American Express, American Express Travel Related Services Company, Inc. or American Express Company or any successor or assignee is or may be interested in the Company as stockholder or otherwise.

     (5) Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid to the party to this Agreement entitled to receive the same,
          (a) if to the Company, at IDS Tower 10, Minneapolis, Minnesota 55440, Attn: President, and (b) if to American Express, at American Express Tower, World Financial Center, New York, N.Y. 10285-2800, attention: President, or to such other address as either party may designate in writing mailed to the other.

VIII.  TERMINATION

     (1)  This Agreement shall continue in effect through March __,
          1997, and shall continue from year to year thereafter
          unless and until terminated by either party as
          hereinafter provided, except that such continuance after
          March __, 1997, shall be specifically approved at least
          annually by the Board of Directors of the Company, or by
          a vote of a majority of the outstanding voting securities
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          of the Company, and by the vote of a majority of the
          directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term
          "interested person" shall have the same meaning as set forth in the 1940 Act.

     (2) This Agreement may be terminated without penalty by either the Company or American Express at any time whether prior to, at or after March __, 1997, by giving the other party at least sixty days' prior written notice of such intention to terminate. Any such termination by the Company may be effected by its Board of Directors or by a vote of a majority of its outstanding voting securities.

     (3) This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act.)

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                    IDS CERTIFICATE COMPANY



                                    President


                                    Secretary

                                    AMERICAN EXPRESS SERVICE
                                    CORPORATION



                                    President


                                    Secretary